Exhibit 99.1

Xenith Bankshares, Inc. Announces Closing of Sale of Certain Assets of its Mortgage Banking Subsidiary, Gateway Bank Mortgage, Inc.

RICHMOND, Va., October 17, 2016 (GLOBE NEWSWIRE) — Xenith Bankshares, Inc. (formerly known as Hampton Roads Bankshares, Inc.) (NASDAQ:XBKS), parent company of Xenith Bank (formerly known as The Bank of Hampton Roads), announced today that Gateway Bank Mortgage, Inc. (GBMI) and its parent company, Xenith Bank, completed the previously announced sale of certain assets of GBMI to a multi-state home lender.

GBMI ceased taking new mortgage loan applications at closing; however, all applications with prospective borrowers that are in process will continue to be managed by GBMI through funding and sale to investors in the ordinary course of business. Management of Xenith Bank and GBMI expect processing of these applications and investor funding of these loans will be substantially complete by December 31, 2016.

About Xenith Bankshares, Inc.

Xenith Bankshares, Inc. (“XBKS”) is the holding company for Xenith Bank, a full-service commercial bank headquartered in Richmond, Virginia. XBKS is the fifth largest community bank by deposits headquartered in the Commonwealth of Virginia. Xenith Bank specifically targets the banking needs of middle market and small businesses, local real estate developers and investors, private banking clients and individuals, and retail banking clients. XBKS also offers marine finance floorplan and end-user products through its Shore Premier Finance division of Xenith Bank. Xenith Bank’s regional area of operations spans from Baltimore, Maryland and Rehoboth Beach, Delaware, to Raleigh and eastern North Carolina, complementing its significant presence in Greater Washington, D.C., Greater Richmond, Virginia, Greater Hampton Roads, Virginia and on the Eastern Shore of Maryland and Virginia. Xenith Bank has 42 full-service branches and five loan production offices located across these areas with its headquarters centrally-located in Richmond. XBKS’s common stock trades on The NASDAQ Stock Market under the symbol “XBKS.”

Additional information about XBKS and its subsidiaries can be found at www.xenithbank.com.

Caution About Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are forward-looking statements. Forward-looking statements made in this press release reflect beliefs, assumptions and expectations of future events or results, taking into account the information currently available to XBKS. These beliefs, assumptions and expectations may change as a result of many possible events, circumstances or factors, not all of which are currently known to XBKS. If a change occurs, XBKS’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in, or implied by, the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Factors related to the transaction that may cause actual results to differ materially from those contemplated by these forward-looking statements include among others a higher than expected number of GBMI employees leaving GBMI prior to the closing, funding and sale of loans currently in process. Additional factors include among others: difficulties and delays in integrating the merger of the Hampton Roads Bankshares, Inc. and legacy Xenith Bankshares, Inc. businesses or fully realizing cost savings and other benefits; business disruptions following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the inability to realize deferred tax assets within expected time frames or at all; and the impact, extent and timing of technological changes, capital management activities and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; and the risks discussed in XBKS’s public filings with the Securities and Exchange Commission, including those outlined under “Risk Factors” in XBKS’s registration statement on Form S-4 (Registration Statement No: 333-210643). Except as required by applicable law or regulations, XBKS does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

Contact:

Thomas W. Osgood

Executive Vice President,

Chief Financial Officer and Treasurer

(804) 433-2209

tosgood@xenithbank.com

Read more: http://www.nasdaq.com/press-release/xenith-bankshares-inc-announces-plans-to-cease-operations-of-its-mortgage-banking-subsidiary-20160916-00620#ixzz4NM86uiw6